UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2012

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)	Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Glen Burnie Bancorp (the “Company”) was held on May 10, 2012. The matters submitted to the stockholders for a vote were: (i) the election of four directors; and (ii) the authorization to accept the recommendation of the Company’s Audit Committee with respect to the selection of TGM Group LLC as the Company’s independent auditing firm for the Company’s fiscal year ending December 31, 2012. The nominees submitted for election as directors were Norman E. Harrison, Jr., Michael G. Livingston and Edward L. Maddox.

The following are the voting results (in number of shares) with respect to the election of directors:

Name	For	Withhold
Norman E. Harrison, Jr.	1,872,682	14,113
Michael G. Livingston	1,850,066	37,143
Edward L. Maddox	1,876,598	10,611

As a result, all of the nominees were elected to serve as directors for terms of three years each and until their successors are duly elected and qualified. Directors not up for re-election and continuing in office after the Meeting are: Thomas Clocker, F. William Kuethe, Jr., William N. Scherer, Sr.. Karen B. Thorwarth, John E. Demyan, Charles Lynch, Jr., F. W. Kuethe, III, and Mary Lou Wilcox.

At the Meeting, the Company was authorized to accept the recommendation of the Company’s Audit Committee with respect to the selection of TGM Group LLC as the Company’s independent auditing firm for the Company’s fiscal year ending December 31, 2012, with 2,237,631 shares voting in favor of the measure, 5,871 shares voting against authorization, and 1,662 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP (Registrant)
Date: May 11, 2012
	By:	/s/ Michael G. Livingston
Michael G. Livingston Chief Executive Officer